Exhibit 32.2
Officer’s Certification Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002
(18 U.S.C 1350)
In connection with the Quarterly Report on Form 10-Q of Pioneer Energy Services Corp., a Texas corporation, (the “Company”) for the quarter ended June 30, 2014 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Lorne E. Phillips, Executive Vice President and Chief Financial Officer, hereby certifies, pursuant to 18 U.S.C. Section 1350, that, to the best of his knowledge:
(1) The Report is in full compliance with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:	July 31, 2014	/s/ Lorne E. Phillips
Lorne E. Phillips
Executive Vice President and Chief Financial Officer